UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2024

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W 41st St Suite 401
Miami Beach, Florida		33140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 845-2813

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On May 30, 2024, Mark Conley, 62, was appointed Interim Chief Financial Officer of SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”), effective June 4, 2024.

Mr. Conley acted as the Company’s Vice President of Finance from November 2023 until his appointment as Interim Chief Financial Officer. From March 2022 to November 2023, Mr. Conley was Vice President, Chief Financial Officer, and Treasurer of Radius Health, Inc., which was acquired by Gurnet Point Capital and Patient Square Capital in 2023. Prior to that, Mr. Conley served as Vice President of Finance at Kaleido Biosciences, Inc., a clinical stage company focused on novel microbiome metabolic therapies, from January 2020 to March 2022. From August 2012 through January 2020, Mr. Conley served as the Vice President, Corporate Controller and Treasurer, and Director of Financial Planning and Analysis at Valeritas, Inc., a medical device manufacturer and developer of drug delivery solutions for patients with diabetes. Previously, Mr. Conley was the Global Finance Director of the radiation instrumentation business at Thermo Fisher Scientific from June 2007 to August 2012. Mr. Conley is a Certified Public Accountant, received his MBA in Finance from Bryant University, and his BSBA in Accounting from Oklahoma State University.

At this time, there will be no changes to Mr. Conley’s compensation pursuant to the employment agreement entered into by and between the Company and Mr. Conley on November 6, 2023 (the “Employment Agreement”). The Employment provides for (i) an annual base salary of $303,000; (ii) eligibility to participate in the Company's annual discretionary bonus plan, with the potential to earn a cash bonus of up to forty three (43%) percent of Mr. Conley’s base salary; (iii) eligibility to participate in the Company’s benefit plans; and (iv) options to acquire 250,000 shares (25,000 shares on a post-split basis) of the Company’s common stock, par value $0.0001 per share (the “Options”) subject to a 4-year vesting schedule with 25% of the Options vesting on the one-year anniversary date from the issuance and the remaining 75% vesting on a monthly basis thereafter in thirty-six equal installments. The Employment Agreement subjects Mr. Conley to standard restrictive covenants for agreements of its type, including non-competition and non-solicitation.

There are no arrangements or understandings between Mr. Conley and any other persons pursuant to which he was selected as Interim Chief Financial Officer. There are no family relationships between Mr. Conley and the directors, nor between Mr. Conley and any executive officer, of the Company.

The above description of the Employment Agreement is a summary only and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On May 26, 2024, Michael King, Jr., Chief Financial Officer of the Company, informed the Company that he will resign from his position with the Company, effective June 4, 2024, to pursue another opportunity. Mr. King indicated to the Company that he did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01. Regulation FD Disclosure.

On May 30, 2024, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the appointment of Mr. Conley. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between SAB Biotherapeutics, Inc. and Mark Conley dated November 6, 2023
99.1	Press Release of the Company, dated May 30, 2024
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	May 30, 2024	By:	/s/ Samuel J. Reich
Samuel J. Reich Chief Executive Officer